Exhibit 99.5

SHANXI GOLDEN TRUST YIWEI MAGNESIUM INDUSTRY CORP.
FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

SHANXI GOLDEN TRUST YIWEI MAGNESIUM INDUSTRY CORP.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the three month periods ended December 31, 2011 and 2010
	2011	2010
	(Unaudited)	(Unaudited)
Revenues	$3,398,883	$4,830,680
Revenues-related party	599,803	852,473
Total revenues	3,998,686	5,683,153
Cost of revenues	3,877,221	5,500,780
Gross profit	121,465	182,373
Operating expenses (net):
Selling, general, and administrative	(185,212)	(157,706)
Operating income	(63,747)	24,667
Other (expenses) income:
Other (expense) income	80,343	(6,248)
Interest income (expense)	1,057	(1,185)
Total other (expense) income	81,400	(7,433)
Income before income taxes	17,653	17,234
Income tax expense	(2,486)	(7,803)
Net income	$15,167	$9,431

COMPREHENSIVE INCOME (LOSS):
Net income	15,167	9,431
Foreign currency translation adjustments	(242,357)	(145,414)
Comprehensive loss	$(227,190)	$(135,983)

The accompanying notes are an integral part of these financial statements.

SHANXI GOLDEN TRUST YIWEI MAGNESIUM INDUSTRY CORP.
BALANCE SHEETS

	December 31, 2011	September 30, 2011
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$716,747	$879,022
Accounts and notes receivables, net	94,454	77,659
Accounts and other receivables, and prepaid expenses - related parties	544,914	541,827
Inventories, net	5,077,547	2,891,785
Prepaid expenses and other current assets, net	457,404	176,821
Total current assets	6,891,066	4,567,114
Property, plant and equipment, net	7,237,099	7,737,881
Total assets	$14,128,165	$12,304,995
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and accrued expenses	1,377,147	1,038,015
Accounts and other payables-related parties	1,416,810	745,551
Advances from customers	905,882	31,306
Other liabilities	426,731	101,042
Taxes payable		160,296
Dividends payable	-	-
Total Liabilities	4,126,570	2,076,210

SHAREHOLDERS' EQUITY
Paid-in capital	8,538,722	8,538,722
Accumulated other comprehensive income	727,702	970,059
Retained earnings	735,171	720,004
Total equity	10,001,595	10,228,785
Total liabilities and equity	$14,128,165	$12,304,995

The accompanying notes are an integral part of these financial statements.

SHANXI GOLDEN TRUST YIWEI MAGNESIUM INDUSTRY CORP.
STATEMENTS OF EQUITY
For the three months ended December 31, 2011
(Unaudited)

	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Equity
Balance, September 30, 2011	$8,538,722	$720,004	$970,059	$10,228,785

Net income		15,167		15,167
Foreign currency translation adjustment			(242,357)	(242,357)

Balance, December 31, 2011	$8,538,722	$735,171	$727,702	$10,001,595

The accompanying notes are an integral part of these financial statements.

SHANXI GOLDEN TRUST YIWEI MAGNESIUM INDUSTRY CORP.
STATEMENTS OF CASH FLOWS
For the three months December 31, 2011 and 2010

	2011	2010
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES:
Net income	$15,167	$9,431
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	292,588	284,966
Allowance for bad debt
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(277,777)	(475,809)
Accounts receivable and other assets-related parties	(3,056)	4,453
Inventories	(2,163,904)	800,921
Accounts receivable	16,627	(1,819,122)
Accounts payable and accrued expenses	335,741	423,071
Accounts and other payable - related parties	664,546	148,563
Advances from customers	865,830	(1,779,815)
Other payables	163,739	365,874
CASH USED IN OPERATING ACTIVITIES	(90,499)	(2,037,467)

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(143,604)	-
CASH USED IN INVESTING ACTIVITES	(143,604)	-

FINANCING ACTIVITIES:
Cash dividend payment to stakeholders	-
CASH USED IN FINANCING ACTIVITIES	-	-

EFFECT OF EXCHANGE RATE ON CASH	71,828	102,293
Net decrease in cash	(162,275)	(1,935,174)
Cash and cash equivalents, beginning of the period	879,022	2,582,741
Cash and cash equivalents, end of the period	$716,747	$647,567

The accompanying notes are an integral part of these financial statements.

GOLDEN TRUST YIWEI MAGNESIUM INDUSTRY CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Organization

Shanxi Golden Trust Yiwei Magnesium Industry Corp., a Chinese corporation, is referred to in this report as “we”, “us”, “our”, the “Company” or “Golden Trust.”

Golden Trust, located in Shanxi province, China, was established under the laws of the People’s Republic of China (the “PRC”) in February 2003. We produce and sell pure magnesium ingots in China. The shareholders of Golden Trust are Marvelous Honor Holdings Inc. (“Marvelous Honor”), a Brunei Darussalam company formed in August 2008, and Baotou Changxin Yiwei Magnesium Co., Ltd. (“Baotou Magnesium”), a company formed under the laws of the PRC in 2008. Marvelous Honor and Baotou Magnesium holds 72.5% and 27.5% of the company, respectively.

Basis of Presentation

We have defined various periods that are covered in this report as follows:

-	“fiscal 2011” – October 1, 2010 through September 30, 2011
-	“three months ended December 31, 2011 – October 1, 2011 through December 31, 2011.

The audited financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Summary of Significant Accounting Policies

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates in fiscal 2011 and fiscal 2010 include the allowance for doubtful accounts receivable, the allowance for obsolete inventory, and the useful life of property, plant and equipment.

Our estimate for allowance for uncollectible accounts is based on an evaluation of our outstanding accounts receivable, other receivables, and loans receivable including the aging of amounts due, the financial condition of our specific customers, knowledge of historical bad debt experience.  We group property plant and equipment into similar groups of assets and estimate the useful life of each group of assets; see Note 4 – Property, Plant and Equipment for further information on asset groups and estimated useful lives. Assumptions and estimates employed in these areas are material to our reported financial condition and results of operations.  Actual results could differ from these estimates.

Accounts Receivable

Accounts receivable are reported at net realizable value. We have established an allowance for uncollectible accounts based upon factors pertaining to the credit risks of specific customers and clients, historical trends, aging of the receivable and other information.  Delinquent accounts are written off when it is determined that the amounts are uncollectible.

Inventories

Inventories, consisting of raw materials and finished goods, are stated at the lower of cost or market utilizing the weighted average method. Inventories as of December 31, 2011 and September 30, 2011 were $5,077,547 and $2,891,785, respectively. Due to the nature of our business and the short duration of the manufacturing process of our products, there was no material work-in-process inventory at December 31 and September 30, 2011.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of (i) prepayments to vendors for merchandise that had not yet been shipped, (ii) other prepaid expenses, (iii) loans receivable and (iv) other receivables.  At December 31 and September 30, 2011, prepaid expenses and other current assets were $457,404 and $176,821, respectively.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and depreciated on a straight line basis over their estimated useful lives of three to forty years.  Maintenance and repairs are charged to expense as incurred.  Significant renewals and improvements are capitalized.

Impairment of Long-Lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment”, we periodically review our long-lived assets, including goodwill and other intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.  We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset.  The amount of impairment is measured as the difference between the estimated fair value and the book value of the underlying asset.  We did not record any impairment charges on property, plant and equipment during the three months ended December 31, 2011 and 2010.

Advances from Customers

Advances from customers represent prepayments to us for merchandise that had not yet been shipped to customers.  Advances from customers totaled $905,882 and $31,306 at December 31 and September 30, 2011, respectively.

Comprehensive Income (loss)

We follow ASC 220, “Comprehensive Income” to recognize the elements of comprehensive income (loss). Comprehensive income (loss) is comprised of net income (loss) and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.  Our comprehensive income for the three months ended December 31, 2011 and 2010 included net income and foreign currency translation adjustments.

Foreign Currency Translation

The accompanying financial statements are presented in United States dollars.  The functional currency of our Chinese subsidiaries is the Renminbi (“RMB”), the official currency of the People’s Republic of China.  Capital accounts of the financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of the balance sheet date.  Income and expenditures are translated at the average exchange rates for the twelve month periods ended September 30, 2011 and September 30, 2010, respectively.  A summary of the conversion rates for the periods presented is as follows:

	December 31, 2011	December 31, 2010
Period end RMB: U.S. dollar exchange rate	6.3523	6.6118
Average fiscal-year-to-date RMB: U.S. dollar exchange rate	6.3535	6.6670

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through PRC authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at the rates applied in the translation.

Income Taxes

We account for income taxes in accordance with ASC 740, “Income Taxes.”  ASC 740 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in our financial statements or tax returns.  Measurement of the deferred items is based on enacted tax laws.  In the event the future consequences of differences between the financial reporting and tax basis of our assets and liabilities result in a deferred tax asset, ASC 740 requires an evaluation of the probability that we will generate sufficient taxable income to be able to realize the future benefits indicated by the deferred tax assets.  A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

Revenue Recognition

We follow the guidance of ASC 605, “Revenue Recognition,” for revenue recognition.  In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Value Added Taxes

Pursuant to the Provisional Regulation of China on Value Added Tax (“VAT”) and their rules, all entities and individuals that are engaged in the sale of goods in China are generally required to pay VAT at a rate of 17.0% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayer. Further, when exporting goods, the exporter is entitled to a portion of or a full refund of the VAT that it has already paid or borne.

NOTE 2 – COMPREHENSIVE INCOME

Comprehensive income is comprised of net income and other comprehensive income or loss. Other comprehensive income or loss refers to revenue, expenses, gains and losses that under US GAAP are included in comprehensive income but excluded from net income as these amounts are recorded directly as adjustments to stockholders’ equity.

The following table shows the accumulated other comprehensive income balance as of December 31, 2011.

	Foreign Currency Items	Accumulated Other Comprehensive Income
Balance at September 30, 2011	$970,059	$970,059
Adjustments	(242,357)	(242,357)
Balance at December 31, 2011	$727,702	$727,702

NOTE 3 - INVENTORIES

Inventories at December 31 and September 30, 2011 consisted of the following:

	December 31, 2011	September 30, 2011

Raw materials	$2,383,919	$1,748,302
Finished goods	2,693,628	1,143,483
Total Inventory	$5,077,547	$2,891,785

Due to the nature of our business and the short duration of the manufacturing process for our products, there is no material work in progress inventory at December 31 and September 30, 2011.

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

At December 31, 2011 and September 30, 2011, property, plant and equipment, consisted of the following:

Property, Plant and Equipment
Description	Useful Life	December 31, 2011	September 30, 2011

Building	10-40 years	$5,071,560	$5,042,823
Manufacturing equipment	5-10 year	9,677,598	9,565,222
Office equipment and furniture	3-5 year	55,103	54,791
Autos and trucks	5 year	384,312	382,134
Construction in progress	N/A	-	-
Total		15,188,573	15,044,970
Less: accumulated depreciation		(7,951,474)	(7,307,089)
Property, Plant and Equipment, Net		$7,237,099	$7,737,881

For the three months ended December 31, 2011 and 2010, depreciation expense totaled $292,588 and $284,966, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

List of Related Parties

We have specified the following persons and entities as related parties with ending balances as of December 31, and September 30, 2011:


Yuwei Huang, is executive vice president of the Magnesium segment of China Direct Industries Inc. (“China Direct”), a member of the board of directors of China Direct and Taiyuan YiWei Magnesium, and a shareholder of Golden Trust;

	Kong Tung, a member of the board of directors of China Direct and the legal representative of Golden Trust;
	Taiyuan Office of Golden Trust, a company organized under the laws of the PRC (“Taiyuan Branch”), is under the management of an officer of Golden Trust;
	Taiyuan Yiwei Magnesium Co. Ltd., a company organized under the laws of the PRC (“Yiwei Magnesium”), is under the management of an officer of Golden Trust;
	CDI Shanghai Management Co. Ltd., a company organized under the laws of the PRC (“CDI Shanghai”), is a subsidiary of China Direct Industries Inc.
	Taiyuan Yiwei Qingchen Magnesium Co. Ltd., a company organized under the laws of the PRC (“Qingchen Magnesium”), is legally represented by an officer of Golden Trust.
	Hui Dong is a member of the board of directors of Golden Trust.

As of December 31 and September 30, 2011, Other Receivables – related parties were $544,914 and $541,827 due from Taiyuan Office of Golden Trust.

As of December 31, 2011, other payables –related patties of $1,416,810 were due to Yiwei Magnesium.

As of September 30, 2011, Other Payables – related parties of $745,551 were comprised of the followings:

•	$2,028 Other Payables to CDI Shanghai;
•	$743,524 Other Payables to Yiwei Magnesium.